Press Release	Source: Shiner International, Inc.

Shiner International Welcomes Joseph S. Rizzello, CEO of the National Stock Exchange (NSX), as an Independent Board Member

Monday November 19, 7:01 am ET

NEW YORK, NY—(MARKET WIRE)—Nov 19, 2007 — Shiner International, Inc. (OTC BB:SHNL.OB - News) (website: www.shinerinc.com), a market leader in China's anti-counterfeit plastic films industry, announces today that Mr. Joseph Rizzello, CEO of the National Stock Exchange, has joined Shiner as an independent board member.

Mr. Yuet Ying, Chairman of Shiner International, commented: "Shiner International is China's market leader in the anti-counterfeit industry. As a rapidly growing company with 13 patents, Shiner benefits from China's economic growth as well as growing concerns over rampant production of counterfeit goods. Shiner is honored to have Mr. Joseph Rizzello, a seasoned Wall Street executive with almost 40 years of capital markets experience, as our board member to help guide our strategic growth."

Mr. Joseph Rizzello commented, "I am pleased to join Shiner as an independent board member as I am very impressed with its facilities in China and the dedication of its management team towards building a highly successful company. We look forward to Shiner's continued growth for years to come."

About Mr. Joseph Rizzello

Mr. Rizzello is currently the Chief Executive Officer of National Stock Exchange, Inc. (NSX), the first all-electronic stock exchange in the US and also the Chairman of the Board and Chief Executive Officer of NSX Holdings, Inc., the parent company to NSX. Under his leadership, NSX implemented a new business strategy, which culminated in the last quarter of 2006 with the launch of an entirely new state-of-the-art technology platform. Before that, Mr. Rizzello was Special Adviser to NSX's Board of Directors (2004-2006) and served as a Director on NSX's Board (2002-2004). Prior to that, Mr. Rizzello was Managing Director of Pershing LLC, a Bank of New York subsidiary and a leading global provider of securities processing and investment-related products and services, and President of Pershing Trading Company, LP (PTC). Prior to joining Pershing, Mr. Rizzello was a Principal at Vanguard Brokerage Services (VBS), the brokerage arm of The Vanguard Group, in charge of Vanguard's broker-dealer. Earlier in his career, Mr. Rizzello was Executive Vice President of Business Development, Product Development and Strategy at the Philadelphia Stock Exchange (PHLX), as well as President of the Philadelphia Board of Trade, PHLX's futures subsidiary. He began his career in the securities industry as Vice President of Sales and Branch Manager for Thomson McKinnon Securities, Inc., building one of the firm's top producing offices. Mr. Rizzello has served on the boards of the International Visitors Council, Community College of Philadelphia Foundation, Temple University's Business Curriculum Advisory Board and the Philadelphia chapter of the Pennsylvania Partnership on Economic Education.

About Shiner International, Inc.

Shiner International is a US corporation that has its primary operations in China. Headquartered in the city of Haikou, the capital city of Hainan Province — China's "Hawaii," Shiner's products include coated packaging film, shrink-wrap film, common packaging film; anti-counterfeit laser holographic film and color printed packaging materials. About 60% of Shiner's current customers are located in China with the remainder located in Southeast Asia, Europe, the Middle East and North America. Shiner holds 13 patents on products and production equipment, and has additional patent applications currently pending. Shiner's coated films meet the approval of US FDA requirements as well as those required for food packaging sold in the EU. Shiner's product manufacturing process is certified under ISO 9001:2000.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect Shiner International, Inc.'s current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in Shiner's filings with the Securities and Exchange Commission.

Contact:
Contact:
Shiner International, Inc.
Ms. Maggie DanDan Xing
Corporate Secretary
Tel: 011-86-13876687688
Email: info@shinerinc.com
Website: http://www.shinerinc.com

Source: Shiner International, Inc.